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                                                                   EXHIBIT 99.11


                        CONVERGENT COMMUNICATIONS, INC.
                              STOCK INCENTIVE PLAN

SECTION 1.      PURPOSE OF PLAN

     The purpose of this Stock Incentive Plan ("Plan") of Convergent Communications, Inc., a Colorado corporation, is to enable the Company, as defined in Section 2.2(a)(iii) hereof, to attract, retain and motivate its employees, officers, management and other key personnel, and to further align the interests of such persons with those of the stockholders of the Company, by providing for or increasing their proprietary interest in the Company.

SECTION 2.      ADMINISTRATION OF THE PLAN

     2.1  Composition of Committee. The Plan shall be administered by the Board
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of Directors (the "Board") and/or by a committee of the Board, as appointed from time to time by the Board (the "Committee"). The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

     2.2  Powers of the Committee.  Subject to the express provisions of this
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Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

          (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share, as defined in Section 3.1 hereof, reported for that date for securities listed on the National Market of The Nasdaq Stock Market or, if no Shares traded on the National Market of The Nasdaq Stock Market on the date in question, then for the next preceding date for which Shares traded on the National Market of The Nasdaq Stock Market; and (ii) the term "Company" shall mean Convergent Communications, Inc. and its subsidiaries and affiliates, unless the context otherwise requires.

          (b) to determine which persons are Employees (as defined in Section 4 hereof), to which of such Employees, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

          (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;
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          (d)  to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

          (e) to prescribe and amend the terms of the certificates evidencing Awards made under this Plan (which need not be identical);

          (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

          (g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

          (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     2.3  Determinations of the Committee.  All decisions, determinations and
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interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Employees and Participants, as defined in Section 3 hereof. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Employee and such attorneys, consultants and accountants as it may select.

SECTION 3.      STOCK SUBJECT TO PLAN

     3.1  Aggregate Limits.  Subject to adjustment as provided in Section 11, at
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any time, the aggregate number of shares of the Company's common stock, no par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed two million (2,000,000) shares; provided that no more than five hundred thousand (500,000) of such Shares may be issued pursuant to all Incentive Bonuses and Performance Stock Awards granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     3.2  Code Section 162(m) Limits.  The aggregate number of Shares subject to
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Options granted under this Plan during any calendar year to any one Employee shall not exceed five hundred thousand (500,000). The aggregate number of Shares issued or issuable under any Incentive Bonus or Performance Stock Awards granted under this Plan during any calendar year to any one Employee shall not exceed five hundred thousand (500,000). Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

     3.3  Issuance of Shares.  For purposes of Section 3.1, the aggregate number
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of Shares issued under this Plan at any time shall equal only the number of
Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4.      PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee, prospective employee, consultant or advisor of the Company (an "Employee") shall be eligible to be

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considered for the grant of Awards hereunder. For purposes of the administration of Awards, the term "Employee" shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A "Participant" is any Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5.      PLAN AWARDS

     5.1  Award Types.  The Committee, on behalf of the Company, is authorized
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under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Incentive Bonuses and Performance Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the certificate evidencing the Award (the "Option Certificate"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options which are not intended to qualify as ISOs ("Non-qualified Options") may be granted under Section 6 as the Committee in its sole discretion shall determine.

Incentive Bonus:  An Incentive Bonus is a bonus opportunity awarded under
Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the document evidencing the Award (the "Incentive Bonus Agreement").

Performance Stock: Performance Stock is an award of Shares made under Section 8, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document evidencing the Award (the "Performance Stock Agreement").

     5.2  Grants of Awards.  An Award may consist of one such arrangement or
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benefit or two or more of them in tandem or in the alternative.

SECTION 6.      STOCK OPTION GRANTS

     The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within the any person's control.

     6.1  Option Certificate.  Each Option Certificate shall contain provisions
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regarding (a) the number of Shares that may be issued upon exercise of the
Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Certificates evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

     6.2  Option Price.  The purchase price per Share of the Shares subject to
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each Option granted under the Plan shall equal or exceed 100% of the fair market value of a Share on the date

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the Option is granted, except that (i) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, and (ii) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

     6.3  Option Term.  The "Term" of each Option granted under the Plan,
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including any ISOs, shall not exceed ten (10) years from the date of its grant.

     6.4  Option Vesting. Options granted under the Plan shall be exercisable at
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such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option, except that no Option shall first become exercisable within six (6) months from its date of grant, other than upon death, Disability (as defined in Section 6.5 hereof), a Change of Control (as defined in Section 12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee.

     6.5  Termination of Employment. Subject to Section 12, upon a termination
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of employment by a Participant prior to the full exercise of an Option, the following procedures shall apply unless determined otherwise by the Committee in its sole discretion or, in the case of an ISO, unless other procedures are necessary to comply with the provisions of Section 422, 424 or 425 of the Code:

          (a) Death or Disability. If a Participant terminates service on account of becoming disabled, the Participant may exercise the Option in whole or in part within ninety (90) days after the date of the Employee's disability, but in no event later than the date on which it would have expired if the Employee had not become disabled. Unless provided otherwise by the Committee, an Employee shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under long-term disability policies ("Disability") provided by the Company. If an Employee dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in the first sentence of this paragraph (a) or in paragraph (c) of this Section), the Participant may exercise the Option in whole or in part within ninety (90) days after the date of the Employee's death, but in no event later than the date on which it would have expired if the Employee had lived.

          (b) Cause. If a Participant's employment with the Company or a subsidiary shall be terminated for cause, as determined by the Committee in its sole discretion, he or she shall forfeit any and all outstanding option rights and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant's termination of service.

          (c) Other Forms of Termination. If a Participant ceases to be employed by the Company or a subsidiary for any reason other than Disability, death or termination for cause during a period in which he or she is entitled to exercise an Option, the Participant's Option shall terminate ninety (90) days after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of the Option to a greater extent. The employment of a Participant

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shall not be deemed to have ceased upon his or her absence from the Company on a leave of absence granted in accordance with the usual procedures of the Company.

     6.6  Option Exercise.
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          (a)  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Certificate, a partial exercise to include a minimum number of Shares.

          (b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to
Section 10.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section
13. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

          (c) Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Option Certificate or at the time of exercise of an Option: (i) cash or certified or cashiers' check,
(ii) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, or (v) any combination of (i) through (iv).

SECTION 7.      INCENTIVE BONUS

     Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

     7.1  Incentive Bonus Award. Each Incentive Bonus Award shall contain
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provisions regarding (a) the target and maximum amount payable to the
Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the

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requirements for "performance based compensation" under Code Section 162(m)
shall not exceed $1,000,000.

     7.2  Performance Criteria.  The Committee shall establish the performance
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criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

     7.3  Timing and Form of Payment. The Committee shall determine the timing
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of payment of any Incentive Bonus.  The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units (as defined in Section 9.1 hereof).

     7.4  Discretionary Adjustments.  Notwithstanding satisfaction of any
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performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 8.      PERFORMANCE STOCK

     Performance Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

     8.1  Performance Stock Award. Each Performance Stock Award shall set forth
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(a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance , (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

     8.2  Performance Criteria.  The grant, issuance, retention and/or vesting
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of Performance Stock shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Stock Award is granted.

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     8.3  Timing and Form of Payment. The Committee shall determine the timing
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of payment of any Incentive Bonus.  The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Performance Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

     8.4  Discretionary Adjustments.  Notwithstanding satisfaction of any
          -------------------------
performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     8.5  Termination of Employment. Subject to Section 12, upon a termination
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of employment by a Participant prior to the full exercise of Performance Stock, the following procedures shall apply unless determined otherwise by the Committee in its sole discretion:

          (a) Death or Disability. If a Participant terminates service on account of becoming disabled, the Participant may exercise the Performance Stock in whole or in part within ninety (90) days after the date of the Employee's disability, but in no event later than the date on which it would have expired if the Employee had not become disabled. Unless provided otherwise by the Committee, an Employee shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under long-term disability policies ("Disability") provided by the Company. If an Employee dies during a period in which he or she is entitled to exercise an Performance Stock (including the periods referred to in the first sentence of this paragraph
(a) or in paragraph (c) of this Section), the Participant may exercise the Performance Stock in whole or in part within ninety (90) days after the date of the Employee's death, but in no event later than the date on which it would have expired if the Employee had lived.

          (b) Cause. If a Participant's employment with the Company or a subsidiary shall be terminated for cause, as determined by the Committee in its sole discretion, he or she shall forfeit any and all outstanding option rights, including Performance Stock, and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant's termination of service.

          (c) Other Forms of Termination. If a Participant ceases to be employed by the Company or a subsidiary for any reason other than Disability, death or termination for cause during a period in which he or she is entitled to exercise Performance Stock, the Participant's Performance Stock shall terminate ninety (90) days after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period Performance Stock may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of Performance Stock to a greater extent. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Company on a leave of absence granted in accordance with the usual procedures of the Company.

SECTION 9.      STOCK UNITS

     9.1  Stock Units.  A "Stock Unit" is a bookkeeping entry representing an
          -----------
amount equivalent to the fair market value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

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     9.2   Grant of Stock Units.  Stock Units may be issued upon exercise of
           --------------------
Options, may be granted in payment and satisfaction of Incentive Bonus Awards and may be issued in lieu of, Performance Stock or any other Award that the Committee elects to be paid in the form of Stock Units.

     9.3   Settlement of Stock Units.  Unless provided otherwise by the
           -------------------------
Committee, settlement of Stock Units shall be made by issuance of Shares and shall occur within ninety (90) days after an Employee's termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of shares of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 11.

SECTION 10.    OTHER PROVISIONS APPLICABLE TO AWARDS

     10.1  Transferability.  Unless the agreement or certificate, as applicable,
           ---------------
evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee's "immediate family," as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Employee's immediate family, or to a partnership or other entity whose only owners are members of the Employee's family, provided that (i) no consideration is given in connection with the transfer of such Award, and (2) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

     10.2  Qualifying Performance Criteria.  For purposes of this Plan, the term
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"Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets,
(g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, (n) loan volume and (o) overhead or other expense reduction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

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     10.3  Dividends. Unless otherwise provided by the Committee, no adjustment
           ---------
shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

     10.4  Agreements or Certificates Evidencing Awards.  The Committee shall,
           --------------------------------------------
subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or certificates evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or certificate's effectiveness, as applicable, that such agreement or certificate be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or certificate, as the case may be. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement or Certificate evidencing such Award.

     10.5  Tandem Stock or Cash Rights.  Either at the time an Award is granted
           ---------------------------
or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

     10.6  Financing.  The Committee may in its discretion provide financing to
           ---------
a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 11.      CHANGES IN CAPITAL STRUCTURE

     11.1 If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

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

SECTION 12.      CHANGE OF CONTROL

     12.1  Effect of Change of Control.  The Committee may through the terms of
           ---------------------------
the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction (as defined in Section 12.2 hereof), or upon termination of the Employee's employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Performance Stock or Stock Units, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

     12.2  Definitions.  Unless the Committee or the Board shall provide
           -----------
otherwise, "Change of Control" shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Company, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than forty percent (40%) of the combined voting power of the Company's then outstanding Voting Securities; (b) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Company, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Plan and a Participant's Awards under the Plan and either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or
(B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company; or
(c) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a change of control.

SECTION 13.      TAXES

     13.1  Withholding Requirements.  The Committee may make such provisions or
           ------------------------
impose such conditions as it may deem appropriate for the withholding or payment by the Participant of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

     13.2  Payment of Withholding Taxes.  Notwithstanding the terms of Section
           ----------------------------
13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-

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

qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14.      AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Company:

          (a) increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan;

          (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

          (c)  reduce the exercise price of outstanding Options;

          (d) impair the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of any Change of Control;

          (e)  extend the term of the Plan; or

          (f)  change the class of persons eligible to be Participants.

SECTION 15.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

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

SECTION 16.      OPTION GRANTS BY SUBSIDIARIES

     In the case of a grant of an option to any eligible Employee employed by a subsidiary of the Company within the meaning of Section 424(f) of the Code ("Subsidiary"), such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 17.      NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award agreements or certificates may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18.    EFFECTIVENESS AND EXPIRATION OF PLAN

     The Plan shall be effective on the date the Board adopts the Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Colorado; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 19.      NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20.      GOVERNING LAW

     This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Colorado and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or certificate evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.


Effective:  January 11, 2000

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